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EXHIBIT 12

CONMED Corporation
Statement Showing Computations of Ratio of Earnings to Fixed Charges

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

                                                    1993           1994           1995           1996           1997
Net Income                                        $ (1,396)      $  5,416       $ 10,863       $16,286        $ (7,065)

Provision (benefit) for income taxes                  (719)         2,890          5,900         9,161          (3,640)
                                                  ---------------------------------------------------------------------
Income (loss) before income taxes                   (2,115)         8,306         16,763        25,447         (10,705)

Interest (income) expense, net                         214            628          1,991           217            (823)

Income loss from operations                         (1,901)         8,934         18,754        25,664         (11,528)

Portion of rentals deemed representative
  of interest factor                                   146            146            146           108             147
                                                  ---------------------------------------------------------------------
Earnings before income
  taxes and fixed charges                          $(1,756)       $ 9,080       $ 18,900       $25,772        $(11,381)
                                                  =====================================================================
Fixed Charges
interest expense                                   $   214        $   628       $  1,991       $   217        $     --

Portion of rentals deemed representative
  of interest factor                                   146            146            146           108             147
                                                  ---------------------------------------------------------------------
                                                   $   360        $   774       $  2,137       $   325        $    147
                                                  =====================================================================
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